                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement    [ ]   Confidential, for Use of the
                                            Commission Only
[x]    Definitive Proxy Statement           (as Permitted by Rule 14a-6(e)(2))

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12

                                KITTY HAWK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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       (2)    Aggregate number of securities to which transaction applies:

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       (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:
                                   ---------------------------------------------
       (2)  Form, Schedule or Registration Statement No.:
                                                         -----------------------
       (3)  Filing Party:
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       (4)  Date Filed:
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

                                KITTY HAWK, INC.

Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Kitty Hawk, Inc. on Friday, May 30, 1997, at 10:00 a.m., local time. The meeting will be held at the executive offices of the Company at 1515 West 20th Street, Dallas/Fort Worth International Airport, Texas 75261.

     At the meeting, you will be asked to consider and elect three directors to serve until the 2000 Annual Meeting of Stockholders. Your Board of Directors has unanimously nominated these persons for election as directors. You are also being asked to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for fiscal year 1997. Information about the business of the meeting is set forth in the accompanying proxy statement, which you are urged to read carefully. During the meeting, I will review with you the affairs and progress of the Company during and since 1996. Officers of the Company will be present to respond to questions from stockholders.

     The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the envelope provided. Your shares will then be represented at the meeting. If you attend the meeting, you may, at your discretion, withdraw the proxy and vote in person.

     On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                                         Sincerely,

                                               /s/ M. TOM CHRISTOPHER
                                                     M. TOM CHRISTOPHER
                                            Chairman and Chief Executive Officer

April 16, 1997

                                KITTY HAWK, INC.
                             1515 West 20th Street
              Dallas/Fort Worth International Airport, Texas 75261
                            Telephone (972) 456-2200

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 30, 1997

     The Annual Meeting of Stockholders of Kitty Hawk, Inc., a Delaware corporation (the "Company"), will be held at the executive offices of the Company at 1515 West 20th Street, Dallas/Fort Worth International Airport, Texas 75261, on Friday, May 30, 1997 at 10:00 a.m., local time, for the following purposes:

     (1) To elect three persons to serve as Class III directors until the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

     (2) To ratify the appointment of Ernst & Young LLP as independent public accountants of the Company for fiscal year 1997; and

     (3) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on April 4, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on April 4, 1997 are entitled to notice of, and to vote at, such meeting. A complete list of stockholders entitled to vote at the meeting will be available for examination at 1515 West 20th Street, Dallas/Fort Worth International Airport, Texas 75261, for ten days prior to and during the meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE ENCOURAGED TO FILL OUT, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                               /s/ RICHARD R. WADSWORTH
                                                    RICHARD R. WADSWORTH
                                             Senior Vice President -- Finance,
                                                Chief Financial Officer and
                                                         Secretary

Dallas/Fort Worth International Airport, Texas
April 16, 1997

                                KITTY HAWK, INC.
                             1515 West 20th Street
              Dallas/Fort Worth International Airport, Texas 75261
                            Telephone (972) 456-2200

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 30, 1997

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kitty Hawk, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on May 30, 1997 (the "Annual Meeting") and at any and all adjournments thereof. The approximate date on which this Proxy Statement and accompanying proxy card are first being sent or given to stockholders is April 16, 1997.

     Shares represented by each proxy, if properly executed and returned to the Company prior to the Annual Meeting, will be voted as directed, but if not otherwise specified, will be voted for the election of the three Class III directors and to ratify the appointment of Ernst & Young LLP as independent public accountants, all as recommended by the Board of Directors. A stockholder executing the proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by subsequently executing and delivering a proxy or by voting in person at the Annual Meeting (although attending the Annual Meeting without executing a ballot or executing a subsequent proxy will not constitute revocation of a proxy).

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY

     On April 4, 1997, the record date for determining stockholders entitled to vote at the Annual Meeting, there were outstanding 10,451,807 shares of Common Stock, par value $.01 per share ("Common Stock"). Each share of Common Stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote by the stockholders at the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required to elect the Class III directors, and the affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on the proposal to ratify the appointment of the independent public accountants and will be counted as present for such purpose, but will have the effect of a negative vote on that proposal because that proposal requires the affirmative vote of holder of a majority of shares present in person or by proxy and entitled to vote. Brokers who hold shares in street name for customers may vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instruction may vote on the election of directors and the proposal to ratify the appointment of the independent public accountants. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors or the proposal to ratify the appointment of the auditors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 4, 1997 certain information with regard to the beneficial ownership of the Common Stock by (i) all persons known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, all shares shown in the table below are held with sole voting and investment power by the person or entity indicated.

                                                                  SHARES OWNED
                                                                  BENEFICIALLY
                                                              --------------------
                            NAME                               NUMBER      PERCENT
                            ----                              ---------    -------
DIRECTORS AND EXECUTIVE OFFICERS:
  M. Tom Christopher (1)....................................  6,673,436     63.8%
  Tilmon J. Reeves (1)......................................    234,424      2.2%
  Richard R. Wadsworth (1)..................................     92,140       (2)
DIRECTORS:
  Ted J. Coonfield (1)......................................        600       (2)
  James R. Craig (1)........................................          0       (2)
  Robert F. Grammer (1).....................................      2,000       (2)
  Lewis S. White (1)........................................          0       (2)
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (7
  PERSONS)..................................................  7,002,600     67.0%
RCM Capital Management, L.L.C. (3)..........................    616,900      5.9%
  Four Embarcadero Center, Suite 2900
  San Francisco, California 94111

---------------

(1) The address for this stockholder is 1515 West 20th Street, Dallas/Fort Worth International Airport, Texas 75261.

(2) Less than 1%.

(3) Based upon a Schedule 13G filed with the Securities and Exchange Commission by such beneficial owner on February 6, 1997. RCM Capital Management, L.L.C. ("RCM Capital"), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, holds sole dispositive power with respect to all such shares and sole voting power with respect to 525,900 of such shares. RCM Limited, L.P. ("RCM Limited") is the managing agent of RCM Capital and has beneficial ownership of such shares only to the extent it may be deemed to beneficially own such shares. RCM General Corporation is the general partner of RCM Limited and has beneficial ownership of such shares only to the extent it may be deemed to beneficially own such shares. RCM Capital is a wholly owned subsidiary of Dresdner Bank AG ("Dresdner"), an international banking organization headquartered in Frankfurt, Germany. Dresdner has beneficial ownership of such shares only to the extent it may be deemed to beneficially own such shares.

                           CHANGE IN FISCAL YEAR END

     On December 4, 1996, the Company changed its fiscal year end from August 31 to December 31. References herein to the four months ended December 31, 1996 refer to the transition period between the end of fiscal year 1996 and the beginning of fiscal year 1997. References herein to fiscal years prior to fiscal year 1997 refer to the fiscal year ending on August 31 of the year indicated. Fiscal years subsequent to fiscal year 1996 will end on December 31 of the year indicated.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation divides the Board of Directors into three classes. The term of office of the Class III directors expires at the Annual Meeting. The Class I directors will serve until the 1998 Annual Meeting of Stockholders, and the Class II directors will serve until the 1999 Annual Meeting of Stockholders.

     It is intended that the names of the nominees listed below will be placed in nomination and that the persons named in the proxy will vote for their election. All nominees listed below are currently members of the Board of Directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable for any reason, the shares represented by the proxies will be voted for such person, if any, as may be designated by the Board of Directors. However, management has no reason to believe that any nominee will be unavailable.

                                    NOMINEES

                      CLASS III -- TERM TO EXPIRE IN 2000

                   NAME                     AGE                 CURRENT POSITION
                   ----                     ---                 ----------------
M. Tom Christopher........................  50    Chairman of the Board of Directors and Chief
                                                    Executive Officer
James R. Craig............................  58    Director
Robert F. Grammer.........................  61    Director

                         DIRECTORS CONTINUING IN OFFICE

                       CLASS I -- TERM TO EXPIRE IN 1998

                   NAME                     AGE                 CURRENT POSITION
                   ----                     ---                 ----------------
Tilmon J. Reeves..........................  57    President, Chief Operating Officer and
                                                  Director
Ted J. Coonfield..........................  48    Director

                       CLASS II -- TERM TO EXPIRE IN 1999

                   NAME                     AGE                 CURRENT POSITION
                   ----                     ---                 ----------------
Richard R. Wadsworth......................  50    Senior Vice President -- Finance, Chief
                                                  Financial Officer, Secretary and Director
Lewis S. White............................  57    Director

     Set forth below is a description of the background of each of the directors of the Company.

     M. TOM CHRISTOPHER has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since its inception in 1985. Prior to assuming these positions, he formed and managed Kitty Hawk Charters, Inc. He has over 20 years of experience in the air freight industry, including serving as an account manager for Burlington Northern Airfreight from 1976 to 1978.

     TILMON J. REEVES has served as President and Chief Operating Officer of the Company since May 1993 and has over 30 years of aviation experience. Prior to assuming his current positions, he served as Vice President of the Company's air freight carrier from March 1992 to May 1993. Prior to joining the Company, Mr. Reeves served as Vice President (Sales) of Express One International, Inc. from April 1991 to March 1992. Mr. Reeves became a director in October 1994.

     RICHARD R. WADSWORTH has served as Senior Vice President -- Finance since October 1992, Chief Financial Officer since September 1994, and Secretary since October 1994. Prior to his current role, he served in a consulting capacity to the Company in the preparation of various bids for the Company's contract air freight service from December 1991 to September 1992. Mr. Wadsworth became a director in October 1994.

     TED J. COONFIELD became a director of the Company in October 1994. Since April 1996, Mr. Coonfield has been a consultant with Performance Consulting Group, a firm specializing in change management consulting primarily in the banking and insurance industry. From January 1993 to April 1996, Mr. Coonfield was a consultant with the Richard-Rogers Group, a consulting firm specializing in total quality issues, where he primarily engaged in consulting for firms in the transportation industry. From 1990 to December 1992, Mr. Coonfield was the Special Assistant to the Director of the Department of Human Resources for the State of Oregon. Since 1985, Mr. Coonfield has been the President of Oregon Wine Designs, Inc., a wine production and marketing firm.

     JAMES R. CRAIG became a director of the Company in October 1994. Mr. Craig is an attorney who has served of counsel to Burke, Wright & Keiffer, P.C. since 1990. Prior to his affiliation with Burke, Wright & Keiffer, P.C., Mr. Craig was in private law practice in Dallas since 1971, and in 1989 served as President of Whitehall Development Company, a real estate development firm, of which he is now a director.

     ROBERT F. GRAMMER became a director of the Company in October 1994. From 1986 to October 1993, Mr. Grammer was Chairman, President and owner of R.G. Aviation, a provider of aircraft-related services. Mr. Grammer retired from this position in October of 1993 to manage his personal investments.

     LEWIS S. WHITE became a director of the Company in October 1994. Since 1988, Mr. White has been President of L. S. White & Co., a firm engaged in business planning, corporate finance, acquisitions, and in business start-ups, turnarounds and restructurings. Prior to 1988, he held senior management positions with Paramount Communications Inc. and Union Carbide Corporation. Mr. White is also a director of Whitehall Corporation, a company principally involved in aircraft maintenance.

     The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the nominees for director named above.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

                      MEETINGS OF DIRECTORS AND COMMITTEES

     The business of the Company is managed under the direction of the Board of Directors. The Board meets to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met two times during fiscal year 1996 and two times during the four months ended December 31, 1996. During fiscal year 1996 and the four months ended December 31, 1996, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period.

     The Board of Directors has established audit and compensation committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during fiscal year 1996 and the four months ended December 31, 1996 are described below. The Board of Directors does not have a standing nominating committee.

     Audit Committee. The Board of Directors has a standing Audit Committee which provides the opportunity for direct communications between the independent public accountants and the Board. The Audit Committee meets with the certified public accountants periodically to review their effectiveness during the annual audit program and to discuss the Company's internal control policies and procedures. The members of the Audit Committee are Messrs. Christopher, Grammer and White. The Audit Committee met one time during fiscal year 1996. The Audit Committee did not meet during the four months ended December 31, 1996.

     Compensation Committee. The Board of Directors also has a standing Compensation Committee (the "Compensation Committee") that provides recommendations to the Board of Directors regarding salaries and other compensation of executive officers of the Company. Prior to the Company's October 1996 initial public offering (the "Offering"), there was no Compensation Committee. Rather, Mr. Christopher performed the functions of the Compensation Committee. Subsequent to the Offering and prior to November 6, 1996, Messrs. Grammer, Craig and Coonfield comprised the Compensation Committee. Subsequent to November 6, 1996, Messrs. Coonfield and White comprised the Compensation Committee. The Compensation Committee met one time during the four months ended December 31, 1996.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), requires the Company's directors, executive officers and beneficial owners of more than 10% of the Common Stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely upon its review of the copies of such forms received by it and its knowledge that no Form 5s were required from reporting persons, the Company believes that, except as disclosed below, all such reports were submitted on a timely basis during fiscal year 1996 and the four months ended December 31, 1996. In April 1997, Messrs. Coonfield and Grammer, directors of the Company, each amended his Form 3 on file with the Commission to add one transaction.

                             EXECUTIVE COMPENSATION

     The table below sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for fiscal years 1994, 1995, and 1996 and during the four months ended December 31, 1996, with respect to those persons who were during fiscal year 1996 and the four months ended December 31, 1996 (i) the Chief Executive Officer and (ii) the other two executive officers of the Company (collectively, with the Chief Executive Officer, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                ANNUAL COMPENSATION                ------------
                                   ---------------------------------------------    SECURITIES
                                   FISCAL                          OTHER ANNUAL     UNDERLYING      ALL OTHER
  NAME AND PRINCIPAL POSITIONS      YEAR      SALARY     BONUS     COMPENSATION      OPTIONS       COMPENSATION
  ----------------------------     ------    --------   --------   -------------   ------------    ------------
M. Tom Christopher                  1994     $120,000   $512,000              --           --      $ 25,022(1)
  Chairman of the Board of          1995      120,000    898,731              --           --       352,163(2)
  Directors and Chief               1996      190,000    719,419              --           --       376,844(3)
  Executive Officer                 1996(4)    80,000         --              --           --        81,250(5)
Tilmon J. Reeves                    1994      101,000    225,000              --           --         2,982(6)
  President and Chief               1995      125,000    108,335              --      245,708(7)      2,310(6)
  Operating Officer                 1996      125,000     85,000   $3,726,182(8)      390,707         2,375(6)
                                    1996(4)    41,667     15,000              --           --               --
Richard R. Wadsworth                1994      110,000     96,000              --           --         1,675(6)
  Senior Vice President --          1995      110,000     70,000              --       92,140(7)      2,262(6)
  Finance, Chief Financial          1996      110,000     70,000    1,464,572(8)      153,567         2,375(6)
  Officer, and Secretary            1996(4)    36,664     15,000              --           --           583(6)

---------------

(1) Consists of (i) matching contributions of $2,975 to the Company's 401(k) Savings Plan for Mr. Christopher and (ii) life insurance premiums of $22,047 paid on Mr. Christopher's behalf. Does not include any contingent payments to Mr. Christopher under the Settlement (defined under "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" below) made subsequent to fiscal year 1994. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

(2) Consists of (i) contingent payments in the amount of $325,000 received by Mr. Christopher under the Settlement during fiscal year 1995, (ii) life insurance premiums of $25,500 paid on Mr. Christopher's behalf, and (iii) matching contributions of $1,663 to the Company's 401(k) Savings Plan for Mr. Christopher.

(3) Consists of (i) contingent payments in the amount of $325,000 received by Mr. Christopher under the Settlement during fiscal year 1996, (ii) life insurance premiums of $48,397 paid on Mr. Christopher's behalf, and (iii) matching contributions of $3,447 to the Company's 401(k) Savings Plan for Mr. Christopher.

(4) Represents the four months ended December 31, 1996.

(5) Consists of contingent payments received by Mr. Christopher under the Settlement during the four months ended December 31, 1996.

(6) Consists of matching contributions to the Company's 401(k) Savings Plan.

(7) The option covering these shares was rescinded on June 12, 1996.

(8) Represents the difference between the exercise price and the fair market value of the Common Stock underlying the stock options on June 26, 1996, the date of exercise, of the stock options granted in fiscal year 1996. See "Executive Compensation -- Stock Option Exercises."

  Stock Options

     The following table sets forth certain information concerning options granted in fiscal year 1996 to the Company's Named Executive Officers. Messrs. Reeves and Wadsworth fully exercised these options on June 26, 1996. The Company did not grant any options to the Company's Named Executive Officers in the four months ended December 31, 1996. No options for the purchase of Common Stock were outstanding during the four months ended December 31, 1996 and none are currently outstanding. The Company has no outstanding stock appreciation rights and granted no stock appreciation rights during fiscal year 1996 or the four months ended December 31, 1996.

                       OPTION GRANTS IN FISCAL YEAR 1996

                                                                      INDIVIDUAL GRANTS
                                          --------------------------------------------------------------------------
                                                        PERCENT OF
                                          NUMBER OF       TOTAL
                                          SECURITIES     OPTIONS
                                          UNDERLYING    GRANTED TO    EXERCISE OR    FAIR VALUE
                                           OPTIONS     EMPLOYEES IN   BASE PRICE     ON DATE OF
                  NAME                     GRANTED     FISCAL YEAR      ($/SH)      GRANT ($/SH)    EXPIRATION DATE
                  ----                    ----------   ------------   -----------   ------------   -----------------
Tilmon J. Reeves........................    390,707        71.8%           0$.01         7.$45     December 31, 2004
Richard R. Wadsworth....................    153,567        28.2%           0.01          8.63        June 12, 2005

                                             POTENTIAL REALIZABLE VALUE AT
                                             ASSUMED ANNUAL RATES OF STOCK
                                             PRICE APPRECIATION FOR OPTION
                                                          TERM
                                          ------------------------------------

                  NAME                      5% ($)      10% ($)       0% ($)
                  ----                    ----------   ----------   ----------
Tilmon J. Reeves........................  $4,511,648   $6,859,530   $2,910,665
Richard R. Wadsworth....................   2,054,414    3,123,413    1,325,732

  Stock Option Exercises

     The following table sets forth certain information concerning options exercised in fiscal year 1996 by certain of the Company's Named Executive Officers. Messrs. Reeves and Wadsworth fully exercised these options on June 26, 1996.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996

                  NAME                    SHARES ACQUIRED ON EXERCISE   VALUE REALIZED ($)
                  ----                    ---------------------------   ------------------
Tilmon J. Reeves........................                   390,707(1)           $3,726,182
Richard R. Wadsworth....................                   153,567(2)            1,464,572

---------------

(1) The Company withheld 156,283 of these shares in satisfaction of its withholding obligations with respect to the exercise of these options.

(2) The Company withheld 61,427 of these shares in satisfaction of its withholding obligations with respect to the exercise of these options.

  Employment Contracts

     Mr. Christopher has an employment agreement with the Company that provides for an initial annual base salary of at least $125,000 and bonuses determined by the Compensation Committee pursuant to the Company's Annual Incentive Compensation Plan and otherwise. Mr. Christopher's employment agreement contains
(i) a confidentiality provision that prohibits disclosure of the Company's proprietary information and (ii) a covenant not to compete that provides upon Mr. Christopher's termination of employment with the Company for any reason, Mr. Christopher shall not engage, directly or indirectly, in the air logistics, charter brokerage, on-demand, or scheduled carriage business under an FAA Part 121 or Part 135 certificate for five years following such termination. The employment agreement may be terminated by either party with or without cause. If the employment agreement is terminated by the Company without a material breach by Mr. Christopher, he is entitled to six months of compensation at his then-current salary.

     Messrs. Reeves and Wadsworth have employment agreements with the Company that provide for an initial annual base salary of at least $115,000 and $110,000, respectively, and annual bonuses determined by the Compensation Committee pursuant to the Company's Annual Incentive Compensation Plan and otherwise. These employment agreements provide that Mr. Reeves and Mr. Wadsworth are prohibited from engaging in the air logistics, charter brokerage, on-demand, or scheduled carriage business under an FAA Part 121 or Part 135 certificate for three and two years, respectively, following termination of employment. These employment agreements also contain a confidentiality provision that prohibits disclosure of the Company's proprietary information. These employment agreements may be terminated by either party thereto with or without cause. Mr. Reeves' employment agreement provides that if he is terminated by the Company without material breach by Mr. Reeves, he shall be entitled to 100% of his then-current salary in the year following termination and 50% of such annual compensation in both the second and third year following termination. Mr. Wadsworth's employment agreement provides that if he is terminated by the Company without material breach by Mr. Wadsworth, he shall be entitled to 100% of his then-current salary in the year following termination and 50% of such annual compensation in the second and third year following termination.

  Compensation of Directors

     Pursuant to the Company's Bylaws, the members of the Board of Directors may be compensated in a manner and at a rate determined from time to time by the Board of Directors. Directors who are employees of the Company do not receive additional compensation for service as a director. Under the Company's Omnibus Securities Plan, directors who are not employees of the Company may receive shares of Common Stock in an amount equal to their net annual retainer (which is currently $10,000).

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is composed of independent directors who are not employees of the Company and who qualify as disinterested persons for purposes of Section 16(b) under the Act. Since the Offering, the Compensation Committee has been, and continues to be, responsible for (i) overseeing and recommending to the Board of Directors compensation for the Named Executive Officers starting with fiscal year 1997 and (ii) administering the Kitty Hawk, Inc. Amended and Restated Omnibus Securities Plan and the Kitty Hawk, Inc. Amended and Restated Annual Incentive Compensation Plan. In addition, the Compensation Committee is responsible for reviewing and recommending to the Board of Directors policies and programs for the development of management personnel and management structure and organization. Prior to the Offering, Mr. Christopher determined executive officer compensation.

  Compensation Philosophy

     The Compensation Committee believes that compensation for the Company's employees, including the Named Executive Officers, must be in amounts sufficient to attract, retain and motivate employees, while at the same time maintaining a reasonable relationship to the Company's financial performance. Moreover, the Compensation Committee believes that compensation decisions should foster career opportunities for, and aid the development of, employees and encourage and reward employees who put the Company's interests ahead of their own.

     The Company's compensation philosophy is based on the following general principles:

     - Achieve "above market" compensation levels for employees through bonuses (based on individual and Company performance).

     - Encourage employees' investment in Common Stock to align employees' and stockholders' interests in maximizing value.

     - Set bonuses, as a percentage of total compensation, to reflect an employee's level of responsibility and contribution to the Company's financial performance.

  Compensation of the Chairman of the Board and Chief Executive Officer and the Other Executive Officers

     Prior to the Offering, the Company entered into employment agreements with Messrs. Christopher, Reeves, and Wadsworth. These employment agreements establish the base salaries of Messrs. Christopher, Reeves, and Wadsworth and provide for bonuses determined by the Compensation Committee. See "Executive Compensation -- Employment Contracts."

     Fiscal year 1996 bonuses for Messrs. Christopher, Reeves, and Wadsworth were determined prior to the Offering by Messrs. Christopher and Reeves based on subjective factors. For the four months ended December 31, 1996, bonuses for Messrs. Reeves and Wadsworth were determined by Messrs. Christopher and Reeves based on subjective factors.

     In fiscal year 1996, the Board of Directors approved grants of stock options to Messrs. Reeves and Wadsworth. In determining the number of shares to grant under these stock options, the Board of Directors took into account the Company's performance, employee morale, customer satisfaction, the Company's desire to retain Messrs. Reeves and Wadsworth, and previous compensation negotiations with Messrs. Reeves and Wadsworth. No specific weights were assigned to any of these factors.

  Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code limits the tax deduction of a public company to $1,000,000 for compensation paid to its chief executive officer or any of its four other highest paid officers. The Company has not adopted a policy with respect to executive compensation in excess of $1,000,000 a year.

                                                           Ted J. Coonfield
                                                           Lewis S. White

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
                           IN COMPENSATION DECISIONS

     Prior to the Offering, Mr. Christopher determined executive officer compensation. Subsequent to the Offering and prior to November 6, 1996, Messrs. Grammer, Craig and Coonfield comprised the Compensation Committee. Subsequent to November 6, 1996, Messrs. Coonfield and White comprised the Compensation Committee. None of the foregoing individuals serving on the Compensation Committee are or have been officers or employees of the Company or its subsidiaries.

     Mr. Craig, a director of the Company, is of counsel to Burke, Wright & Keiffer, P.C., counsel to the Company. During fiscal year 1996 and the four months ended December 31, 1996, the Company paid an aggregate of approximately $506,000 to Burke, Wright & Keiffer, P.C. for legal services rendered.

     In August 1996, the Company acquired an undivided one-third interest in two Falcon 20 jet aircraft with two co-owners (the "Co-Owners") who are unaffiliated with the Company and who each hold a one-third interest in such aircraft. An interim acquisition note in the amount of $1,700,000, covering the purchase price and necessary maintenance, was executed by Mr. Christopher and one of the Co-Owners. In November 1996, the Company and the Co-Owners each acquired an undivided one-third interest in two additional Falcon 20 jet aircraft using the proceeds of a new five-year, $4.3 million term loan that also repaid the interim loan on the first two aircraft.

     During fiscal year 1996 and the four months ended December 31, 1996, Mr. Grammer, a director of the Company, subleased the Company's present facility (the "Facility") at Dallas/Fort Worth International Airport to the Company. During such period, the Company paid an aggregate of approximately $339,000 to Mr. Grammer in lease payments. In February 1997, the Company purchased the lease to the Facility from Mr. Grammer for approximately $1.76 million.

     The Company believes that the terms of each transaction discussed above were as favorable to the Company as would have been obtainable from unaffiliated parties under similar circumstances.

     Under the terms of a litigation settlement (the "Settlement") among several unaffiliated third parties and the Company in fiscal year 1995, Mr. Christopher received rights to certain contingent future payments. During fiscal year 1996 and the four months ended December 31, 1996, Mr. Christopher received aggregate payments of $406,250 pursuant to the Settlement.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Common Stock over the period commencing October 10, 1996 (the first day after the effective date of the Offering) and ending December 31, 1996, with the Nasdaq Market Value Index and the Media General Air Freight Industry Group Index. Each index assumes $100 invested at the close of trading on October 10, 1996 and reinvestment of dividends. The Company believes that the information provided has only limited relevance due to the very short period of time during which the Company has been public.

                                                       Media General Air
        Measurement Period                             Freight Industry     Nasdaq Market
      (Fiscal Year Covered)         Kitty Hawk, Inc.         Group           Value Index
10/10/96                                       100.00             100.00             100.00
10/31/96                                        81.48             100.11              98.85
11/30/96                                        88.89             110.76             104.99
12/31/96                                        74.07             112.21             104.75

                                          10/10/96    10/31/96    11/30/96    12/31/96
                                          --------    --------    --------    --------
Kitty Hawk, Inc.........................  $100.00     $ 81.48     $ 88.89     $ 74.07
Media General Air Freight Industry
  Group.................................   100.00      100.11      110.76      112.21
Nasdaq Market Value Index...............   100.00       98.85      104.99      104.75

                                  PROPOSAL II

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP as the independent public accountants of the Company for fiscal year 1997, subject to stockholder ratification. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

     The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Ernst & Young LLP.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP.

                             STOCKHOLDER PROPOSALS

     Pursuant to the rules of the Commission, in order for stockholder proposals to receive consideration for inclusion in the Company's Proxy Statement for the 1998 Annual Meeting of Stockholders, such proposals must be received by the Company at its principal executive offices no later than December 17, 1997. Such proposals should be directed to Kitty Hawk, Inc., 1515 West 20th Street, Dallas/Fort Worth International Airport, Texas 75261, Attention: Chief Executive Officer.

                                    GENERAL

     The 1996 Annual Report to Stockholders, which includes the Company's Transition Report on Form 10-K/A, has been mailed to the stockholders with this mailing. The Annual Report does not form any part of the material for the solicitation of proxies.

     The expense of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone or telegram. The Company may request brokers, dealers or other nominees to send proxy materials to and obtain proxies from their principals and the Company may reimburse such persons for their reasonable expenses.

                                 OTHER BUSINESS

     Management knows of no other matter that will come before the Annual Meeting. However, if other matters do come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                               /s/ M. TOM CHRISTOPHER
                                                     M. TOM CHRISTOPHER
                                            Chairman and Chief Executive Officer

April 16, 1997

                                                                        APPENDIX

                                REVOCABLE PROXY

                                KITTY HAWK, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoint(s) M. Tom Christopher and Richard R. Wadsworth, or either of them, with full power of substitution and resubstitution, as proxies of the undersigned, with all the powers that the undersigned would possess if personally present, to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Kitty Hawk, Inc. (the "Company") to be held on May 30, 1997, at the executive offices of the Company at 1515 West 20th Street, Dallas/Fort Worth International Airport, Texas 75261 at 10:00 a.m., local time, and any and all adjournments, continuations and postponements thereof (the "Annual Meeting"), including (without limiting the generality of the foregoing) to vote and act as follows on the reverse side.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1997. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS PRESENTED.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                            -----------
                                                            SEE REVERSE
                                                               SIDE
                                                            -----------

                           -- FOLD AND DETACH HERE --

PLEASE MARK    [X]
YOUR VOTES AS
INDICATED IN
THIS EXAMPLE

1.  ELECTION OF THREE CLASS III DIRECTORS.

    [ ] FOR all nominees listed to the right (except as marked to the contrary)

    [ ] WITHHOLD AUTHORITY to vote for all nominees listed to the right

    Nominees: M. Tom Christopher, James R. Craig and Robert F. Grammer

    --------------------------------------------------------------------------
    In the event the undersigned wishes to withhold authority to vote for any particular nominee listed above, please so indicate by clearly writing the name of any such nominee on the line above.

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1997.

           [ ]  FOR             [ ]  AGAINST             [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

Please sign exactly as your name appears on your stock certificate. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held of record by a corporation, please sign in full corporate name by president or other authorized officer. If shares are held of record by a partnership, please sign in full partnership name by an authorized signatory.


Signature                          Signature                         Date
         -------------------------          -------------------------    ------

                           -- FOLD AND DETACH HERE --


Dear Stockholder(s):

Enclosed you will find material relative to the Company's 1997 Annual Meeting of Stockholders. The Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a Stockholder, please remember that your vote is important to us. We look forward to hearing from you.

KITTY HAWK, INC.